EXHIBIT 99.1
INVESTOR RELATIONS UPDATE
January 30, 2007
General Comments
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, contract services, simulator rental, airport clubs, Materials Service Corporation (MSC), and inflight service revenues.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For Q107, the Company has 56% of its mainline fuel hedged, and expects to pay between $1.98 and $2.03 per gallon of jet fuel (including taxes and hedges). The collar range of the hedges in place is between $1.88 and $2.08 per gallon of heating oil, or between $64.66 and $73.06 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.

•	Taxes / NOLs — As of December 31, 2006, US Airways and America West had a total of approximately $900 million of net operating loss carryforwards (NOL) to reduce future taxable income. Of this amount approximately $700 million is available to reduce federal taxable income in the calendar year 2007. The Company’s deferred tax asset, which includes the $700 million of NOL discussed above, has been subject to a valuation allowance. As of December 31, 2006, that valuation allowance was approximately $250 million.

For the full year 2006, US Airways recognized $85 million of non cash income tax expense, as the Company utilized NOL that was generated by US Airways prior to the merger. Of this amount $26 million was recorded in the fourth quarter. In accordance with SFAS No. 109, as this was acquired NOL, the decrease in the valuation allowance associated with this NOL reduced goodwill instead of the provision for income taxes. As of December 31, 2006, the remaining valuation allowance associated with acquired NOL was approximately $30 million.

The Company was subject to Alternative Minimum Tax liability (“AMT”) in 2006. In most cases the recognition of AMT does not result in tax expense. However, since the Company’s NOL was subject to a full valuation allowance, any liability for AMT is recorded as tax expense. The Company recorded AMT tax expense of $10 million for the full year 2006 of which $4 million was recorded in the fourth quarter. The Company also recorded $3 million of state income tax in the fourth quarter of 2006 related to certain states where NOL was limited or not available to be used.

The Company again will use NOL to reduce taxable income in 2007. In Q107 and Q207, the Company expects the reversal of AWA’s remaining valuation allowance, which was established through the recognition of tax expense, will be recognized as a reduction of tax expense. In Q307 and Q407 the Company expects to recognize non-cash tax expense associated with the use of NOL, as the balance of valuation allowance should be reduced to zero.

The Company also expects to be subject to AMT liability and to record and pay certain state income tax in 2007. Current estimates are less than $5 million per quarter.

•	Share Count — At the end of Q406, the Company had 89.9 million basic, and 91.9 million diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

•	Cash — At the end of 2006, the Company had approximately $3.0 billion in total cash, of which $2.4 billion was unrestricted.

Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
January 30, 2007
Mainline General Comments
•	Mainline data includes both US Airways and America West Airlines operated flights. All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline General Guidance	1Q07E	2Q07E	3Q07E	4Q07E	FY07E

Available Seat Miles (ASMs) (bil)	~ 18.7	~ 19.6	~ 20.3	~ 19.4	~ 78.0
CASM ex fuel, special items, & transition expense (YOY % change)[1]	-1% to +1%	-1% to +1%	-1% to +1%	-2% to +0%	-1% to +0%
Cargo / Other Revenues ($ mil)	~ 205	~ 215	~ 225	~ 230	~ 875

Fuel Price (incl hedges and taxes) ($/gal)	1.99 — 2.04	1.98 — 2.03	2.00 — 2.05	2.00 — 2.05	1.99 — 2.04
Fuel Gallons Consumed (mil)	~ 295	~ 315	~ 325	~ 305	~ 1,240

Percent Hedged	56%	54%	39%	22%	43%
Heating Oil Collar Range ($/gal)	1.88 — 2.08	1.82 — 2.02	1.80 — 2.00	1.75 — 1.95	1.82 — 2.02
Jet Fuel Equivalent (incl taxes, transport, and refining margin) ($/gal)	2.03 — 2.23	1.97 — 2.17	1.95 — 2.15	1.90 — 2.10	1.97 — 2.17
Estimated Crude Oil Equivalent ($/bbl)	64.66 — 73.06	62.14 — 70.54	61.30 — 69.70	59.20 — 67.60	62.14 — 70.54

Interest Expense ($ mil)	~ 75	~ 75	~ 75	~ 75	~ 300
Interest Income ($ mil)	~ 35	~ 38	~ 39	~ 40	~ 153

Merger Update ($ mil)
Transition Expense	~ 35	~ 15	~ 10	~ 10	~ 70

Capital Update ($ mil)	FY07E
Merger Related	72
Other	148	64.66 73.06	64.66 73.06	64.66	64.66

Total	220

Notes:

1.	CASM ex fuel, special items & transition expenses is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For Q1 through Q4
Earnings above $41	92.1	97.4	$1.3
Earnings up to $41	92.1	94.3	—
Net Loss	92.1	92.1	—

Full Year 2007
Earnings above $164	92.0	97.4	$5.3
Earnings up to $164	92.0	94.4	—
Net Loss	92.0	92.0	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, and restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
January 30, 2007
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under a code share and service agreement with US Airways and America West Airlines. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item.
Express General Guidance

	1Q07E	2Q07E	3Q07E	4Q07E	FY07E
Available Seat Miles (ASMs) (bil)	~ 3.7	~ 3.8	~ 3.8	~ 3.8	~ 15.1
CASM ex fuel ( YOY % change) [1]	0% to +2%	-1% to +1%	-1% to +1%	-4% to -2%	-1% to +0%
Fuel Price (incl taxes) ($/gal)	1.91 — 1.96	2.00 — 2.05	2.11 — 2.16	2.15 — 2.20	2.05 — 2.10
Fuel Gallons Consumed (mil)	~ 85	~ 90	~ 90	~ 90	~ 355

Express Carriers

Air Midwest Airlines, Inc. [4]
Air Wisconsin Airlines Corporation
Chautauqua Airlines, Inc.
Colgan Air, Inc. [4]
Mesa Airlines [3]
Piedmont Airlines, Inc. [2]
PSA Airlines, Inc [2]
Republic Airways
Trans States Airlines, Inc. [4]

Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement

Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
January 30, 2007
Fleet General Comments
•	As previously announced, the airline has a firm order for 25 Embraer 190 aircraft. The Company took delivery of 2 aircraft in 2006, and will take delivery of 9 in 2007 and 14 in 2008. In addition to its order for firm aircraft, the Company has options to purchase additional Embraer aircraft. On January 12, 2007, eight of these options were assigned to Republic Airline Inc.

•	On July 24, 2006 the Company announced that it and Republic Airline, Inc. have amended the existing partnership and will be adding 30 Embraer 175 aircraft to replace 20 existing 50 seat Embraer 145 aircraft currently operated by Republic Airways Holdings’ subsidiary, Chautauqua Airlines. The remaining 10 aircraft can replace other retiring aircraft, or be used for limited growth in 2008. The 50 seat aircraft will begin to be returned to Republic at the beginning of 2007. Deliveries of the E175 aircraft are scheduled to begin in 2007 at a rate of 1-2 airplanes per month through the summer of 2008.

•	On August 30, 2006 the Company announced that it had restructured and added seven new Airbus A321s to an existing order for 30 A320 family aircraft. The amendment also converted one A320 aircraft and seven A319 aircraft to an order of eight A321 aircraft. Deliveries of the 15 new A321 aircraft will begin in 2008 and run through 2010. The new A321s will be configured to accommodate 187 passengers in two classes of service and will be used for replacement purposes or modest expansion should market conditions warrant.
Mainline Fleet Update (End of Period)

	1Q07E	2Q07E	3Q07E	4Q07E	FY07E
Mainline
EMB-190	4	5	8	11	11
737-300	55	55	55	55	55
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	75	75	75	75	75
A321	28	28	28	28	28
A330	9	9	9	9	9
B757	43	43	43	43	43
B767	10	10	10	10	10

Total	357	358	361	364	364
Express Fleet Update (End of Period)

	1Q07E	2Q07E	3Q07E	4Q07E	FY07E
Express
DH8 (100/200/300)	60	60	60	60	60
CRJ-200	122	120	118	118	118
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	28	28	28	28	28
ERJ-145	22	13	10	10	10
EMB-175	5	10	15	19	19

Total	289	283	283	287	287

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
January 30, 2007
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2006, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	Q107 Range		Q207 Range		Q307 Range		Q407 Range		FY07 Range
	Low	High	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,052	$2,096	$2,116	$2,161	$2,119	$2,165	$2,073	$2,118	$8,370	$8,491
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	587	602	624	639	650	666	610	625	2,468	2,530
Less Transition Expenses	35	35	15	15	10	10	10	10	70	70

Mainline Operating Expense excluding fuel, special items, and transition expense	1,430	1,459	1,477	1,507	1,459	1,488	1,453	1,483	5,833	5,892

Mainline CASM (GAAP) (cts)	10.97	11.21	10.79	11.03	10.44	10.66	10.69	10.92	10.73	10.89

Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	7.65	7.80	7.54	7.69	7.19	7.33	7.49	7.64	7.48	7.55

Mainline ASMs (bil)	18.7	18.7	19.6	19.6	20.3	20.3	19.4	19.4	78.0	78.0

Express
Express Operating Expenses	$611	$624	$636	$650	$631	$644	$639	$652	$2,528	$2,564
Less Express Fuel Expense	162	167	180	185	190	194	194	198	728	746

Express Operating Expenses excluding Fuel	449	458	456	465	441	450	445	454	1,800	1,818

Express CASM (GAAP) (cts)	16.51	16.87	16.74	17.10	16.60	16.95	16.80	17.17	16.74	16.98
Express CASM Excluding Fuel (Non-GAAP) (cts)	12.12	12.37	12.00	12.25	11.60	11.84	11.71	11.96	11.92	12.04

Express ASMs (bil)	3.7	3.7	3.8	3.8	3.8	3.8	3.8	3.8	15.1	15.1

Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD-LOOKING STATEMENTS
January 30, 2007
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, which is available at www.usairways.com.

Please refer to the footnotes and the forward looking statements page of this document for additional information